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                                                                     Exhibit 5.1

               [LETTERHEAD OF PIPER MARBURY RUDNICK & WOLFE LLP]



                              September 22, 2000

FTI Consulting, Inc.
2021 Research Drive
Annapolis, MD  21401

     Re:  Registration Statement on Form S-2
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Gentlemen:

     We have acted as counsel to FTI Consulting, Inc., a Maryland corporation (the "Company"), in connection with the Company's Registration Statement on Form S-2, as amended by an Amendment No. 1 (the "Registration Statement"; Reg. No. 333-45278), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates in the aggregate to up to 5,117,500 shares (the "Shares") of the Company's Common Stock, par value $.01 per share (the "Common Stock"). Of such Shares, the Company is selling 3,000,000 shares of Common Stock and 1,450,000 shares of Common Stock are being sold by various selling shareholders. In addition, the Company and some of the selling shareholders have granted the underwriters the right to purchase up to 667,500 additional shares of Common Stock to cover any over-allotments.

     In this capacity, we have examined the Company's Charter and By-Laws, the resolutions of the Board of Directors of the Company relating to the issuance of the Shares, and such other documents, instruments, and matters of law as we have deemed necessary to the rendering of this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with originals of all documents submitted to us as copies.
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                                                           FTI Consulting, Inc.
                                                             September 22, 2000
                                                                         Page 2


     Based upon the foregoing, we are of the opinion and advise you that the Shares have been duly authorized and, upon the issuance and sale of the Shares in accordance with the resolutions adopted by the Board of Directors of the Company, will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name as it appears under the caption "Legal Matters." In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.


                                         Very truly yours,

                                         /s/ Piper Marbury Rudnick & Wolfe LLP